As filed with the Securities and Exchange Commission on December 6, 1996
                                        Registration No. 333-
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    Homestake Mining Company
     (Exact name of registrant as specified in its charter)
             Delaware                           94-2934609
 (State or other jurisdiction of             (I.R.S. Employer
  incorporation or organization)            Identification No.)
  650 California Street, San Francisco, California  94108-2788
                         (415) 981-8150
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Homestake Mining Company Savings Plan
   Homestake Mining Company Retirement Savings Plan for Hourly
                        Employees at Lead
                    (Full title of the plans)

                           WAYNE KIRK
               Vice President and General Counsel
                    Homestake Mining Company
     650 California Street, San Francisco, California  94108
                         (415) 981-8150
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                       Michelle L. Johnson
              Thelen, Marrin, Johnson & Bridges LLP
               Two Embarcadero Center, 21st Floor
                  San Francisco, CA  94111-3995

                      CALCULATION OF REGISTRATION FEE
 Title of securities    Amount to    Proposed      Proposed    Amount of
        to be              be         maximum      maximum     registrat
   registered (1)      registered    offering     aggregate     ion fee
                           (2)         price       offering
                                   per share (3)  price (3)
Common Stock, $1.00     6,000,000    $15.0625    $90,375,000   $27,386.36
par value (4)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Homestake Mining Company Savings Plan (the "Savings Plan") and the Homestake Mining Company Retirement Savings Plan for Hourly Employees at Lead (the "Retirement Savings Plan").
(2) Based on the estimated maximum amount of Common Stock to be offered under the Savings Plan (5,900,000 shares of Common Stock) and the Retirement Savings Plan (100,000 shares of Common Stock).
(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act. The above calculation is based on the average of the reported high and low prices of the Common Stock on The New York Stock Exchange on December 3, 1996.
(4) Each share of Common Stock, $1.00 par value, includes one Right issued pursuant to the registrant's Shareholder Rights Plan.



                             PART 1

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be or have been given to participants in the Homestake Mining Company Savings Plan and the Homestake Mining Company Retirement Savings Plan for Hourly Employees at Lead as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). On and after January 1, 1997 the Homestake Mining Company Retirement Savings Plan for Hourly Employees at Lead will be known as the "Homestake 401(k) Retirement Savings Plan."

     Such documents are not submitted to the Securities and Exchange Commission (the "Commission") herewith in accordance with the Note to Part I of Form S-8, but (together with the documents incorporated by reference herein pursuant to Item 3 of
Part II, below) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.   PLAN INFORMATION

     See above.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION

     See above.

                                 I-1


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Homestake Mining Company (the "Company"), Homestake Mining Company Savings Plan (the "Savings Plan") and Homestake Mining Company Retirement Savings Plan for Hourly Employees at Lead, which will be known as "Homestake 401(k) Retirement Savings Plan" on and after January 1, 1997 (the "Retirement Savings Plan"), are incorporated by reference in this registration statement:

     (a) (i) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act");

          (ii) The Savings Plan's latest annual report on Form 11-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (iii) The Retirement Savings Plan's latest annual report on Form 11-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed by the Company, the Savings Plan or the Retirement Savings Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Reports referred to in (a) above; and

     (c) The description of the Company's Common Stock, $1.00 par value, contained in Form S-4 Registration Statement, Registration No. 33-48526, filed on June 10, 1992, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company, the Savings Plan or the Retirement Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference herein if such document is filed after the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters securities then remaining unsold).

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), limiting the personal monetary liability of directors for breach of fiduciary duties as a director. Delaware Law provides that such a provision does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to the

                                 II-1


Company or its
shareholders, (ii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, (iii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware Law permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with acts by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against and liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the registrant would have the power to indemnify such persons against such liabilities under the provisions of such section. The Company has purchased such insurance. Section 145 further provides that the statutory provision is not exclusive of any right which may exist under any by-law, agreement, vote of stockholders or independent directors, or otherwise.

     Article XIV, Section 8, of the Bylaws of the Company, included as Exhibit 4.6 to this Registration Statement, provides that the Company must indemnify directors and officers to the fullest extent permitted by Delaware Law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.   EXHIBITS

     Number         Exhibit

      4.1 Restated Certificate of Incorporation of Homestake Mining Company (incorporated by reference to Exhibit 3.1 to the Company's S-4 Registration Statement No. 33-48526, filed on June 10, 1992 (the "S-4 Registration Statement")).

      4.2     Amendment to the Restated Certificate of
               Incorporation of Homestake Mining Company dated
               June 3, 1991 (incorporated by reference to Exhibit
               3.2 to the S-4 Registration Statement).

      4.3     Certificate of Correction of the Restated
               Certificate of Incorporation of Homestake Mining
               Company dated February 10, 1992 (incorporated by reference to Exhibit 3.3 to the S-4 Registration
               Statement).

      4.4     Certificate of Designation of Series A
               Participating Cumulative Preferred Stock Setting
               Forth the Powers, Preferences, Rights,
               Qualifications, Limitations and Restrictions of
               Such Series of Preferred Stock of Homestake Mining
               Company

                                 II-2


               (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated October 16, 1987.)

      4.5     Amendment to Certificate of Designation of Series
               A Participating Cumulative Preferred Stock of
               Homestake Mining Company (incorporated by reference to Exhibit 3.6 to the Company's Report on Form 8-K dated November 20, 1996).

      4.6     Bylaws (as amended) of Homestake Mining Company
               (incorporated by reference to Exhibit 3.4 to the Company's Form 10-Q Report for the Quarterly
               Period ended March 31, 1995).

      4.7      Rights Agreement dated October 16, 1987
(incorporated by reference to Exhibit             1 to the
Company's Registration Statement on Form 8-A dated October 16,
1987).

      5        Opinion of Counsel.*
               *    No opinion of counsel is given concerning
compliance with the requirements of                    ERISA.
The Company undertakes to submit the Savings Plan and the Retirement Savings Plan (together, the "Plans") and any
amendments                    thereto to the Internal Revenue
Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

      23.2     Consent of Independent Accountants.

      24       Powers of Attorney (See Page II-5 of this
registration statement).

Item 9.        UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)     To include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                 II-3


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 II-4


                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 3rd day of December, 1996.

                              Homestake Mining Company,
                              a Delaware corporation


                              By:Wayne Kirk
                                 Wayne Kirk
                                 Vice President, General Counsel and
                                 Corporate Secretary


                        POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Gene E. Elam, Wayne Kirk and Jack E. Thompson, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Date:  December 3, 1996    Jack E. Thompson
                           Jack E. Thompson
                           Director, President and Chief Executive Officer



Date:  December 3, 1996    Gene G. Elam
                           Gene G. Elam
                           Vice President, Finance and Chief Financial Officer



Date:  December 3, 1996    David W. Peat
                           David W. Peat
                           Vice President, Controller and
                           Chief Accounting Officer

                                 II-5



Date:  December 3, 1996    M. Norman Anderson
                           M. Norman Anderson
                           Director



Date:  December 3, 1996    Robert H. Clark
                           Robert H. Clark
                           Director



Date:  December 3, 1996    Harry M. Conger
                           Harry M. Conger
                           Director and Chairman of the Board



Date:  December 3, 1996    G. Robert Durham
                           G. Robert Durham
                           Director



Date:  December 3, 1996    Douglas W. Fuerstenau
                           Douglas W. Fuerstenau
                           Director



Date:  December 3, 1996    Henry G. Grundstedt
                           Henry G. Grundstedt
                           Director



Date:  December 3, 1996    William A. Humphrey
                           William A. Humphrey
                           Director



Date:  December 3, 1996    Robert K. Jaedicke
                           Robert K. Jaedicke
                           Director

                                 II-6



Date:  December 3, 1996    John Neerhout, Jr.
                           John Neerhout, Jr.
                           Director



Date:  December 3, 1996    Stuart T. Peeler
                           Stuart T. Peeler
                           Director



Date:  December 3, 1996    Carol A. Rae
                           Carol A. Rae
                           Director



Date:  December 3, 1996    Berne A. Schepman
                           Berne A. Schepman
                           Director

                                 II-7




     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 3rd day of December, 1996.


                           Homestake Mining Company Savings Plan




                           By:Dennis B. Goldstein
                              Dennis B. Goldstein
                              Member, Savings Plan Committee




     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 3rd day of December, 1996.


                           Homestake Mining Company Retirement Savings Plan
                              for Hourly Employees at Lead




                           By:Dennis B. Goldstein
                              Dennis B. Goldstein
                              Member, Homestake Mining Company
                              Retirement Savings Plan for Hourly
                              Employees at Lead Committee

                                 II-8



                          EXHIBIT INDEX



     Number    Exhibit

      4.1     Restated Certificate of Incorporation of Homestake
              Mining Company (incorporated by reference to Exhibit 3.1 to the Company's S-4 Registration Statement No. 33-48526, filed on June 10, 1992 (the "S-4
              Registration Statement")).

      4.2 Amendment to the Restated Certificate of Incorporation of Homestake Mining Company dated June 3, 1991
              (incorporated by reference to Exhibit 3.2 to the S-4 Registration Statement).

      4.3 Certificate of Correction of the Restated Certificate of Incorporation of Homestake Mining Company dated
              February 10, 1992 (incorporated by reference to Exhibit 3.3 to the S-4 Registration Statement).

      4.4     Certificate of Designation of Series A
              Participating Cumulative Preferred Stock Setting
              Forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Series of
              Preferred Stock of Homestake Mining Company
              (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated
              October 16, 1987).

      4.5     Amendment to Certificate of Designation of Series A
              Participating Cumulative Preferred Stock of Homestake Mining Company (incorporated by reference to Exhibit 3.6 to the Company's Report on Form 8-K dated November 20, 1996).

      4.6     Bylaws (as amended) of Homestake Mining Company
              (incorporated by reference to Exhibit 3.4 to the Company's Form 10-Q Report for the Quarterly Period ended March 31,
              1995).

      4.7 Rights Agreement dated October 16, 1987 (incorporated by reference to Exhibit 10 to the Company's Registration Statement on Form 8-A dated October 16, 1987).

      5       Opinion of Counsel.*
              * No opinion of counsel is given concerning
                compliance with the requirements of ERISA.
                The Company undertakes to submit the
                Savings Plan and the Retirement Savings Plan
                (together, the "Plans") and any amendments thereto to the Internal Revenue Service (the
                "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

      23.2     Consent of Independent Accountants.

      24       Powers of Attorney.


               CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-8 of our report dated February 9, 1996 on our audits of the financial statements and financial statement schedules of Homestake Mining Company.

We also consent to the inclusion in this registration statement on Form S-8 of our reports dated June 20, 1996 on our audits of the financial statements of the Homestake Mining Company Savings Plan and the Homestake Mining Company Retirement Savings Plan for Hourly Employees at Lead.


                              Coopers & Lybrand
                              Coopers & Lybrand


San Francisco, California
December 3, 1996